SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2004

GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

New York	1-35	14-0689340

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 373-2211

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Item 5. Other Events

     On March 30, 2004, General Electric Company (GE) filed a Form 8-K providing reclassified information about the January 1, 2004, reorganization of our businesses. As a result of an arithmetic error, the 2000 segment profit for one of our businesses and 2000 corporate items and eliminations were incorrectly presented on page 48 of Exhibit 99(d). Attached as Exhibit 99 is a revised Summary of Operating Segments reflecting the corrected data. The information included in this Form 8-KA affects only disclosures related to 2000 segment results and in no way restates or revises the financial position, results of operations or cash flows of GE.

Item 7. Financial Statements and Exhibits:
99	Summary of Operating Segments

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Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL ELECTRIC COMPANY

By:	/s/ Philip D. Ameen

Philip D. Ameen Vice President and Comptroller
Date: April 19, 2004

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